UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

Worldpay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	WP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 24, 2019, Worldpay, Inc. (“Worldpay”) held a special meeting of its stockholders (the “Special Meeting”) in connection with the proposed business combination of Fidelity National Information Services, Inc. (“FIS”) and Worldpay (the “Merger”). At the Special Meeting, Worldpay stockholders voted on and approved proposals relating to the Merger. The number of shares of Class A common stock, par value $0.00001 per share, of Worldpay (“Common Stock”) issued and outstanding as of the record date for the Special Meeting was 311,276,676. Present at the Special Meeting, in person or by proxy, were holders of Common Stock representing 240,144,585 votes, which constituted a quorum of the Special Meeting.

The final voting results were as follows:

1.	Adoption and approval of that certain Agreement and Plan of Merger, dated March 17, 2019, by and among FIS, Wrangler Merger Sub, Inc. and Worldpay (the “Worldpay Merger Proposal”):

For:	239,865,737
Against:	55,494
Abstain:	223,354
Broker Non-Votes:	—

2.

Approval, on an advisory (non-binding) basis, of certain compensation payments that will or may be made to Worldpay’s named executive officers in connection with the Merger pursuant to existing agreements or arrangements with Worldpay:

For:	233,010,941
Against:	6,689,709
Abstain:	443,935
Broker Non-Votes:	—

3.	The proposal to adjourn the Special Meeting was not necessary or appropriate because there were sufficient votes to approve the Worldpay Merger Proposal.

Item 8.01 Other Events.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDPAY, INC.

Dated: July 24, 2019	By:	/s/ JARED M. WARNER
	Name:	Jared M. Warner
	Title:	General Counsel and Corporate Secretary